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                                                                 EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in META Group, Inc.'s Registration Statements Nos. 33-80539, 333-1854 and 333-68323 on Form S-8, and No. 333-67557 on Form S-3 of our report dated February 4, 2000 and appearing on page F-1 of this Annual Report on Form 10-K for the year ended
December 31, 1999.




DELOITTE & TOUCHE LLP


Stamford, Connecticut
March 30, 2000